Exhibit 4.1


                             DEL MONTE FOODS COMPANY
                               DIRECTORS' FEE PLAN



1. Purpose

     The purpose of this Del Monte Foods Company Directors' Fee Plan (the "Plan"), is to enable Del Monte Foods Company (the "Company") to give each member of the Board who is not also an employee of the Company or an affiliate of the Texas Pacific Group the opportunity to receive all or a portion of the fees payable to him by reason of his membership on the Board or any committee thereof in shares of Common Stock of the Company. This Plan hereby amends and restates the resolutions adopted by the Nominating and Compensation Committee of the Board, dated February 24, 1998, providing for the election by certain directors of stock in lieu of cash for directors' fees (the "Resolutions").

2. Definitions

     Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the others.

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Common Stock" shall mean the common stock of the Company, $.01 par value per share.

     (c) "Eligible Director" shall mean a director of the Company who is not also an employee of the Company or an affiliate of Texas Pacific Group.

     (d) "Fair Market Value," as of any date, shall mean the value of a Share on such date, determined as follows: (i) the average of the closing prices, as reported on the principal securities exchange on which Shares are then listed or admitted to trading, for the ten (10) trading days immediately preceding such date (which ten (10) days shall include the date of determination if it is a day on which said principal securities exchange is open for trading), or (ii) if not so reported, the average of the closing prices for such ten (10) day period as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, the average of the closing prices for such ten (10) day period as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Board. In the event that the price of a Share shall not be so reported or furnished, the value thereof shall be determined by the Board in good faith to reflect the fair market value of a Share.

     (e) "Fees" shall mean the fees payable to a director by reason of his membership on the Board and by reason of his attendance at meetings of a Board committee of which he is a member.

     (f) "Share" shall mean a share of Common Stock.

3. Effective Date

     The effective date of the Plan shall be April 22, 1999; provided that, with respect to elections made by Eligible Directors with respect to the Company's fiscal year ending June 30, 1999, such elections and the issuance of Shares thereunder shall continue to be governed by the terms of the Resolutions.

4. Administration

     (a) Except as otherwise set forth herein, this Plan shall be administered by the Board. The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board.

     (b) Except as otherwise set forth herein, the Board shall have full authority to interpret this Plan; to establish, amend and rescind rules for carrying out this Plan; to administer this Plan; to construe this Plan; and to make all other determinations and to take such steps in connection with this Plan and the Shares as the Board, in its discretion, deems necessary or desirable for administering this Plan. Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Board shall be final and binding for all purposes and upon all persons, including, without limitation, the Company, the directors, officers and other employees of the Company, the Eligible Directors and their respective heirs, executors, administrators, personal representatives and other successors in interest.

     (c) The Board may designate the Secretary of the Company, other employees of the Company or competent professional advisors to assist the Board in the administration of this Plan and may grant authority to such persons to execute documents on its behalf.

     (d) The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member or former member of the Board, any committee thereof or any person designated pursuant to paragraph (c) above shall be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and Bylaws, each member or former member of the Board, any committee thereof or any person designated pursuant to paragraph (c) above shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation or the Bylaws of the Company. Expenses incurred by the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

5. Shares; Adjustment Upon Certain Events

     (a) Shares to be issued under this Plan shall be made available, at the discretion of the Board, either from authorized but unissued Shares or from treasury Shares.

     (b) The aggregate number of Shares that may be issued under this Plan shall not exceed 250,000 Shares, except as provided in this Section 5.

     (c) The existence of this Plan and the Shares awarded hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding.

     (d) The Shares awarded under Section 6 are Shares of Common Stock as presently constituted, but if and whenever the Company shall effect a subdivision, recapitalization or consolidation of Shares, the payment of a stock dividend on Shares or any other increase or decrease in the number of Shares, the aggregate number and kind of shares of capital stock issuable under the Plan shall be proportionately adjusted by the Board, and the Board may make any other adjustments under the Plan, as it may deem necessary or appropriate.

6. Share Elections

     (a) Pursuant to this Plan, each Eligible Director may elect to receive all or a portion of his Fees with respect to a fiscal year of the Company in which he serves as a director in Shares. Such election shall be made, with respect to each such fiscal year, in writing by submission of an election form substantially in the form attached to this Plan as Exhibit A not later than the last business day of the immediately preceding fiscal year (unless such date is extended by the Board); provided, that any Eligible Director not serving on the Board prior to April 22, 1999, may, at any time within thirty (30) days of his original election to the Board, make an irrevocable election with respect to Fees not yet paid, effective for the then current fiscal year. Any election made by an Eligible Director under this Section 6 shall be irrevocable. An Eligible Director who fails to make any election shall be deemed to have elected to receive his Fees solely in cash.

     (b) With respect to any fiscal year of the Company with respect to which an Eligible Director has made an election pursuant to this Plan, the number of Shares to be awarded to such Eligible Director with respect to each quarter of such fiscal year shall be determined by dividing the portion of the total Fees earned by such Eligible Director for such fiscal quarter which such Eligible Director has elected to receive in the form of Shares by the Fair Market Value of a Share as of the last day of such fiscal quarter.

     (c) No fractional Shares will be issued. If the calculation of the number of Shares to be awarded to an Eligible Director would result in the issuance of a fractional Share, in lieu thereof the Company will make a cash payment to such Eligible Director equal to the same fraction of the Fair Market Value of a Share used in such calculation.

     (d) Shares will be distributed quarterly to each Eligible Director entitled to receive Shares pursuant to this Plan.

     (e) If an Eligible Director's membership on the Board is terminated for any reason, Fees payable in Shares pursuant to this Plan will be treated in the same manner as Fees payable in cash under applicable Company policies, provided that the number of Shares awarded will be calculated in accordance with paragraph (b) above.

7. Termination, Amendment and Modification

     This Plan shall terminate at the close of business on April 22, 2009, unless sooner terminated by the Board, and no Shares shall be issued under this Plan thereafter. The Board at any time or from time to time may amend this Plan to effect (a) amendments necessary or desirable in order that this Plan shall conform to all other applicable laws and regulations and (b) any other amendments deemed appropriate. Notwithstanding the foregoing, the Board may not effect any amendment that would require the approval of the stockholders of the Company under the listing requirements of the New York Stock Exchange or any other national securities exchange (if applicable to the Company at the time such amendment is adopted or will be effective) unless such approval is obtained. Except as required by law, no termination, amendment or modification of this Plan may, without the consent of a Eligible Director, alter or impair his rights pursuant to any election made under the Plan.

8. Non-Exclusivity

     The adoption of this Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific instances.

9. General Provisions

     (a) This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director nor shall it impose any obligation on the part of any Eligible Director to remain as a director of the Company.

     (b) Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Eligible Director. To the extent that any Eligible Director or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

10. Issuance of Stock Certificates, Legends and Payment of Expenses

     (a) Upon the issuance of Shares pursuant to Section 6, a certificate or certificates for the Shares shall be issued by the Company in the name of the person or persons receiving such Shares and shall be delivered to or upon the order of such person or persons.

     (b) Certificates for Shares issued pursuant to Section 6 shall bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended, or to implement the provisions of any agreements between the Company and the Eligible Director with respect to such Shares.

     (c) The Company shall pay all issue or transfer taxes with respect to the issuance of Shares hereunder, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance and with the administration of this Plan.

11. Listing of Shares and Related Matters

     If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

12. Notices

     Each Eligible Director shall be responsible for furnishing the Board with the current and proper address for the mailing of notices and delivery of Shares. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Eligible Director furnishes the proper address.

13. Headings and Captions

     The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

14. Applicable Law

     This Plan will be administered in accordance with the laws of the State of California, without reference to its principles of conflicts of law.



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                                                                       EXHIBIT A




                             DEL MONTE FOODS COMPANY
                               DIRECTORS' FEE PLAN

                                  ELECTION FORM

     Pursuant to the Del Monte Foods Company Directors' Fee Plan (the "Plan"), the undersigned hereby elects as follows (capitalized terms used but not defined herein are used as defined in the Plan):

     I elect to receive _____% of the Fees payable to me with respect to each quarter of fiscal year ______ of the Company in shares of common stock of the Company, par value $.01 per share ("Shares"). I understand that any remaining Fees with respect to each quarter of such fiscal year will be paid to me in cash, including cash in lieu of any fractional Shares.

     I understand that the number of Shares I will receive pursuant to this election will be determined based on the Fair Market Value of a Share on the last day of the fiscal quarter with respect to which such Fees are being paid.

     I understand that in order to be effective this election must be filed with the Company not later than the last business day of the fiscal year immediately preceding the fiscal year of the Company to which this election relates and that otherwise I will receive my Fees solely in cash. I understand that this election is irrevocable.

     I acknowledge that I have received a copy of the Plan, that I have read and understood the terms of the Plan and that I agree to be governed thereby.



Executed this _____ day of ____________, 19__.





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Signature